Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
U.S.A.
+1.317.276.2000
www.lilly.com

December 15, 2020

For Release:        Immediately
Refer to:         Mark Taylor; mark.taylor@lilly.com; (317) 276-5795 (Media)
            Kevin Hern; hern_kevin_r@lilly.com; (317) 277-1838 (Investors)

Lilly Announces 2021 Financial Guidance, Updates 2020 Guidance

•Lilly expects to deliver strong financial and operational performance in 2021, highlighted by volume-based revenue growth, operating margin expansion, pipeline advancements and solid cash flow.
•2021 revenue is expected to be between $26.5 billion and $28.0 billion, driven by volume growth from key growth products, including Trulicity, Taltz, Verzenio, Jardiance, Olumiant, Cyramza, Emgality, Tyvyt, and Retevmo, as well as an estimated $1 billion to $2 billion of revenue from COVID-19 therapies.
•Operating margin is expected to be approximately 30 percent on a reported basis and approximately 32 percent on a non-GAAP basis in 2021.
•Earnings per share (EPS) for 2021 are expected to be in the range of $7.25 to $7.90 on a reported basis and $7.75 to $8.40 on a non-GAAP basis.
•Continued pipeline progress in 2021 will include a number of Phase 3 data readouts for important investigational medicines and new indications, the initiation of several new Phase 3 clinical trials, and the possibility of multiple regulatory submissions and approvals.
•For 2020, the company now expects revenue to be between $24.2 billion and $24.7 billion, and earnings per share to be in the range of $6.28 to $6.48 on a reported basis and $7.45 to $7.65 on a non-GAAP basis.

INDIANAPOLIS, IN - Eli Lilly and Company (NYSE: LLY) today announced its 2021 financial guidance, highlighted by volume-based revenue growth, increased investment in research and development, operating margin expansion and strong earnings performance. The company also revised certain elements of its 2020 financial guidance and reviewed potential key events for the upcoming year, including important data readouts for several investigational medicines in its clinical pipeline and the possibility of multiple regulatory submissions and approvals.

The company’s 2020 and 2021 financial guidance are being provided on both a reported and a non-GAAP basis. Reported guidance is presented in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP measures reflect adjustments for the items described in the associated reconciliation tables. The non-GAAP measures are presented to provide additional insights into the underlying trends in the company’s business.

Josh Smiley, Lilly’s chief financial officer, outlined the company’s near-term growth prospects and provided 2021 financial guidance. “We’re pleased with our performance despite the unprecedented challenges facing the world in 2020. We expect 2021 to be another exciting year for Lilly, characterized by robust volume-driven revenue growth for our key medicines, while we continue to invest in and progress our pipeline, expand operating margins and deliver impressive EPS and cash flow growth. Reflecting this growth, we have announced a 15 percent increase in our dividend for 2021. One year after we outlined our high-level outlook through 2025, we are increasingly confident in our ability to deliver top-tier revenue growth and operating margin percent expansion into the mid-to-high 30s during this timeframe.”

Commenting on the company’s cash flow expectations, Smiley added, “We expect to deliver strong cash flow in 2021, which we will continue to deploy thoughtfully across our capital allocation priorities. We remain focused on funding our existing marketed products, new launches, lifecycle opportunities and replenishing our pipeline. We will continue to leverage bolt-on acquisitions and licensing opportunities to augment our future growth prospects with external innovation. Finally, we plan to return cash to shareholders through an increased dividend and our ongoing share repurchase program, while maintaining strong investment grade ratings.”

“Lilly is in the midst of an exciting period of prolonged growth for the company, driven by an expanding portfolio of new medicines focused on diabetes, oncology, immunology, and neuroscience,” said David A. Ricks, Lilly’s chairman and chief executive officer. “We enter 2021 emboldened by the lessons we have learned during the COVID-19 pandemic, the agility and persistence we have displayed, and the knowledge that we are supported by one of the fastest growing portfolios in the industry. With more exciting data readouts and innovation prospects on the way, we have a remarkable opportunity to make life better for many more patients who can benefit from Lilly medicines.”

2020 Financial Guidance
The company has updated certain elements of its 2020 financial guidance. On a reported basis, earnings per share for 2020 are now expected to be in the range of $6.28 to $6.48. On a non-GAAP basis, earnings per share for 2020 are now expected to be in the range of $7.45 to $7.65.

The following reconciliation table provides further details on non-GAAP measures:

	2020 Expectations	% Change from 2019
Earnings per share (reported)(a)	$6.28 to $6.48	27% to 31%
Acquired IPR&D(b)	.66
Amortization of intangible assets	.36
Asset impairment, restructuring and other special charges	.15
Earnings per share (non-GAAP)	$7.45 to $7.65	23% to 27%
Numbers may not add due to rounding
(a) Reported earnings per share percent change from 2019 is calculated based on change from 2019 earnings per share from continuing operations.
(b) Includes costs related to business development transactions with a pre-clinical stage company, Sitryx Therapeutics, AbCellera Biologics, Evox Therapeutics, Junshi Biosciences, Innovent, Disarm Therapeutics and Fochon Pharmaceuticals. Excludes costs related to the business development transaction with Precision BioSciences.

Revenue for 2020 is now expected to be in the range of $24.2 billion to $24.7 billion, reflecting expectations of increased bamlanivimab sales due to an additional purchase agreement with the U.S. government.

Gross margin as a percent of revenue is still expected to be approximately 78 percent on a reported basis and is now expected to be approximately 79 percent on a non-GAAP basis, reflecting expectations of increased bamlanivimab sales.

Marketing, selling and administrative expenses are still expected to be in the range of $6.0 billion to $6.1 billion. Research and development expenses are still expected to be in the range of $5.8 billion to $5.9 billion.

Operating margin, defined as operating income as a percent of revenue, is still expected to be approximately 25 percent on a reported basis, and is now expected to be approximately 30 percent on a non-GAAP basis.

Other income (expense) is now expected to be income in the range of $600 million to $700 million, reflecting additional projected gains on investments in equity securities. The market valuations for these securities could fluctuate significantly throughout the remainder of the year, with current valuations placing other income (expense) above the revised 2020 guidance range.

The 2020 effective tax rate is still expected to be approximately 14 percent on both a reported basis and a non-GAAP basis.

The following table summarizes the company’s 2020 financial guidance:

2020 Guidance
	Prior	Updated
Revenue	$23.7 to $24.2 billion	$24.2 to $24.7 billion

Gross Margin % of Revenue (reported)	Approx. 78%	Unchanged
Gross Margin % of Revenue (non-GAAP)	Approx. 80%	Approx. 79%

Marketing, Selling & Administrative	$6.0 to $6.1 billion	Unchanged

Research & Development	$5.8 to $5.9 billion	Unchanged

Other Income/(Expense)	$450 to $600 million	$600 to $700 million

Tax Rate	Approx. 14%	Unchanged

Earnings per share (reported)	$6.20 to $6.40	$6.28 to $6.48
Earnings per share (non-GAAP)	$7.20 to $7.40	$7.45 to $7.65

Operating Margin (reported)	25%	Unchanged
Operating Margin (non-GAAP)	29%	Approx. 30%

Non-GAAP guidance reflects adjustments presented in the earnings per share table above.

Change in Non-GAAP Measures Beginning in 2021
Beginning in 2021, the company will exclude the gains and losses on investments in equity securities from its non-GAAP measures for other income (expense) and earnings per share. Reflecting this change in the company’s updated 2020 financial guidance as detailed above would result in the exclusion of approximately $900 million of expected other income, thereby lowering the company’s 2020 expectations for other income (expense) on a non-GAAP basis to be expense in the range of $200 million to $300 million, and lowering the company’s earnings per share expectations on a non-GAAP basis for 2020 by approximately $0.75 per share to be in the range of $6.70 to $6.90.

2021 Financial Guidance
The company today issued its 2021 financial guidance. Earnings per share for 2021 are expected to be in the range of $7.25 to $7.90 on a reported basis and $7.75 to $8.40 on a non-GAAP basis. As noted, 2021 financial results will exclude gains and losses on investments in equity securities from non-GAAP measures.

The following reconciliation table provides further details on 2021 non-GAAP measures:

2021 Expectations
Earnings per share (reported)	$7.25 to $7.90
Amortization of intangible assets	.50
Earnings per share (non-GAAP)(a)	$7.75 to $8.40
Numbers may not add due to rounding (a) Excludes costs related to the pending acquisition of Prevail Therapeutics.

The company anticipates 2021 revenue between $26.5 billion and $28.0 billion, including an estimated $1 billion to $2 billion of revenue from COVID-19 therapies. Revenue growth is expected to be driven by volume from key growth products including Trulicity®, Taltz®, Verzenio®, Jardiance®, Olumiant®, Cyramza®, Emgality®, Tyvyt®, and RetevmoTM, as well as by COVID-19 therapies. Revenue growth is expected to be partially offset by lower revenue for products that have recently lost patent exclusivity. The company expects mid-single digit net price declines globally in 2021. In the U.S., the company expects low-to-mid-single digit net price declines, driven primarily by increased rebates to maintain broad commercial access and segment mix, partially offset by the benefit from the implementation of a limited distribution program in the company’s 340B program. Outside the U.S., the company expects net price declines in China, Japan and Europe.

Gross margin as a percent of revenue for 2021 is expected to be approximately 77 percent on a reported basis, and approximately 79 percent on a non-GAAP basis.

Marketing, selling and administrative expenses for 2021 are expected to be in the range of $6.2 billion to $6.4 billion. Research and development expenses for 2021 are expected to be in the range of $6.5 billion to $6.7 billion, including approximately $300 million to $400 million of continued investment in COVID-19 therapies.

Operating margin for 2021 is expected to be approximately 30 percent on a reported basis and approximately 32 percent on a non-GAAP basis.

Other income (expense) for 2021 is expected to be expense in the range of $200 million to $300 million on both a reported basis and on a non-GAAP basis.

The 2021 effective tax rate is expected to be approximately 15 percent on both a reported basis and on a non-GAAP basis.

The following table summarizes the company’s 2021 financial guidance.

2021 Guidance
Revenue	$26.5 to $28.0 billion

Gross Margin % of Revenue (reported)	Approx. 77%
Gross Margin % of Revenue (non-GAAP)	Approx. 79%

Marketing, Selling & Administrative	$6.2 to $6.4 billion

Research & Development	$6.5 to $6.7 billion

Other Income/(Expense)	$(300) to ($200) million

Tax Rate	Approx. 15%

Earnings per share (reported)	$7.25 to $7.90
Earnings per share (non-GAAP)	$7.75 to $8.40

Operating Margin (reported)	Approx. 30%
Operating Margin (non-GAAP)	Approx. 32%
Non-GAAP guidance reflects adjustments presented in the earnings per share table above.

Webcast of Conference Call
As previously announced, investors and the general public can access a live webcast of the 2021 financial guidance conference call through a link on Lilly’s website at www.lilly.com. The conference call will begin at 8:30 a.m. Eastern time (ET) today and will be available for replay via the website.

About Eli Lilly and Company
Lilly is a global healthcare leader that unites caring with discovery to create medicines that make life better for people around the world. We were founded more than a century ago by a man committed to creating high-quality medicines that meet real needs, and today we remain true to that mission in all our work. Across the globe, Lilly employees work to discover and bring life-changing medicines to those who need them, improve the understanding and management of disease, and give back to communities through philanthropy and volunteerism. F-LLY

This press release contains management’s current intentions and expectations for the future, all of which are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “estimate”, “project”, “intend”, “expect”, “believe”, “target”, “anticipate” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially due to various factors. There are significant risks and uncertainties in pharmaceutical research and development, as well as in business development activities and capital allocation strategies related to the company’s business. There can be no guarantees that pipeline products will receive the necessary clinical and manufacturing regulatory approvals, that they will prove to be commercially successful, that the company will identify or complete any acquisitions or licensing opportunities, or that the company’s deployment of capital will favorably impact its financial position. The company’s results may also be affected by such factors as the timing of anticipated regulatory approvals and launches of new products; market uptake of recently launched products; competitive developments affecting current products and the company’s pipeline; the expiration of intellectual property protection for certain of the company’s products; the company’s ability to protect and enforce patents and other intellectual property; the impact of actions of governmental and private payers affecting the pricing of, reimbursement for, and access to pharmaceuticals; regulatory compliance problems or government investigations; regulatory actions regarding currently marketed products; safety or efficacy concerns associated with the company’s products; issues with product supply stemming from manufacturing difficulties or disruptions; regulatory changes or other developments; changes in patent law or regulations related to data-package exclusivity; litigation involving past, current or future products; unauthorized disclosure, misappropriation, or compromise of trade secrets or other confidential data stored in the company’s information systems, networks and facilities, or those of third parties with which the company shares its data; changes in tax law and regulations, including the impact of U.S. tax reform legislation enacted in December 2017 and related guidance; changes in inflation, interest rates, and foreign currency exchange rates; asset impairments and restructuring charges; changes in accounting standards promulgated by the Financial Accounting Standards Board and the Securities and Exchange Commission (SEC); acquisitions and business development transactions and related integration costs; the company’s ability to effectuate its potential dividend program and share repurchase activity; information technology system inadequacies or operating failures; the impact of the evolving COVID-19 pandemic, and the global response thereto; reliance on third-party relationships and outsourcing arrangements; and global macroeconomic conditions. In addition, the company may not be able to reliably predict the impact of specified items in its 2021 guidance beyond the next 12 months, and the variability of factors discussed in these forward looking statements could have a significant and unpredictable impact on the company’s future GAAP results. For additional information about the factors that could cause actual results to differ materially from forward-looking statements, please see the company’s latest Form 10-K and subsequent Forms 10-Q and 8-K filed with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as is required by law, the company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this release.
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Cyramza® (ramucirumab, Lilly)
Emgality® (galcanezumab-gnlm, Lilly)
Jardiance® (empagliflozin, Boehringer Ingelheim)
Olumiant® (baricitinib, Lilly)
RetevmoTM (selpercatinib, Lilly)
Taltz® (ixekizumab, Lilly)
Trulicity® (dulaglutide, Lilly)
Tyvyt® (sintilimab injection, Lilly)

Verzenio® (abemaciclib, Lilly)